QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Post Effective Amendment No.1 in this Registration Statement on Form S-3 of our report dated December 13, 2005 relating to the financial statements and financial statement schedules of Griffon Corporation for the year ended September 30, 2005 which appears in the Current Report on Form 8-K dated August 19, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 1, 2008

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM